Exhibit 24.1

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors and/or officers of SIRVA, Inc., a Delaware corporation (the “Corporation”), hereby constitutes and appoints Brian P. Kelley and J. Michael Kirksey and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 under the Securities Exchange Act of 1934, as amended, or such other form as such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto in such form as they or any one of them may approve, and to file the same with all exhibits and schedules thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done to the end that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations of the Securities and Exchange Commission adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his or her substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 11th day of January 2007.

/s/ BRIAN P. KELLEY	/s/ PETER H. KAMIN
Brian P. Kelley	Peter H. Kamin
/s/ J. MICHAEL KIRKSEY	/s/ GENERAL SIR JEREMY MACKENZIE
J. Michael Kirksey	General Sir Jeremy Mackenzie
/s/ JAMES J. BRESINGHAM	/s/ JOHN R. MILLER
James J. Bresingham	John R. Miller
/s/ KATHLEEN J. AFFELDT	/s/ ROBERT W. NELSON
Kathleen J. Affeldt	Robert W. Nelson
/s/ KELLY J. BARLOW	/s/ RICHARD J. SCHNALL
Kelly J. Barlow	Richard J. Schnall
/s/ FREDERIC F. BRACE	/s/ JOSEPH A. SMIALOWSKI
Frederic F. Brace	Joseph A. Smialowski
/s/ ROBERT J. DELLINGER	/s/ CARL T. STOCKER
Robert J. Dellinger	Carl T. Stocker

/s/ THOMAS E. IRELAND	/s/ ROBERT W. TIEKEN
Thomas E. Ireland	Robert W. Tieken
/s/ LABAN P. JACKSON, Jr.
Laban P. Jackson, Jr.